EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-112172 and 333-140724) and the Registration Statements on Form S-8 (Nos. 333-113690, 333-89473, 333-23091, 333-39493, 333-54018, 333-54026, 333-71548, 333-122840, 333-122841, 333-132558, and 333-132559) of LaserCard Corporation of our reports dated May 18, 2007, relating to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of LaserCard Corporation, included in this Annual Report on Form 10-K for the fiscal year ended March 31, 2007.

We also consent to the incorporation by reference of our report dated May 18, 2007 on the financial statement schedule which appears in this Annual Report on Form 10-K.

/s/ Odenberg, Ullakko, Muranishi & Co. LLP
San Francisco, California
June 12, 2007

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